Exhibit 32.1

STATEMENT OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO SECTION 1350 OF TITLE 18 OF THE UNITED STATES CODE

Pursuant to Section 1350 of Title 18 of the United States Code as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned, Gabriel René and James Christodoulou, the, Chief Executive Officer and Chief Financial Officer, respectively, of Verses AI Inc. (the “Company”), hereby certifies that based on the undersigned’s knowledge:

1.	The Company’s Annual Report on Form 10-K for the year ended March 31, 2025 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: July 14, 2025	/s/ Gabriel René
Gabriel René
Chief Executive Officer
(Principal Executive Officer)

Date: July 14, 2025	/s/ James Christodoulou
James Christodoulou
Chief Financial Officer
(Principal Financial Officer)